For additional information contact:

FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports First Quarter Fiscal 2020 Results

HOUSTON, TX - February 3, 2020 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its sixteen-week first quarter fiscal 2020 referred to as “first quarter.” Comparisons in this earnings release are for the first quarter compared to the sixteen-week first quarter fiscal 2019.

Same-Store Sales Year-Over-Year Comparison

	Q1 2020	Q1 2019
Luby's Cafeterias	1.7%	(3.0)%
Fuddruckers	0.1%	(11.2)%
Combo locations (1)	6.6%	(11.1)%
Cheeseburger in Paradise	(1.0)%	(0.6)%
Total same-store sales (2)	1.7%	(5.5)%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the first quarter, there were 72 Luby’s Cafeterias locations, 34 Fuddruckers locations, all six Combo locations, and one Cheeseburger in Paradise location that met the definition of same-stores.

First Quarter Restaurant Sales:
($ thousands)

Restaurant Brand	Q1 2020	Q1 2019	Change ($)	Change (%)
Luby’s Cafeterias	$60,785	$62,643	$(1,858)	(3.0)%
Combo locations	6,359	5,964	395	6.6%
Luby's cafeteria segment	67,144	68,607	(1,463)	(2.1)%
Fuddruckers restaurants segment	15,569	21,533	(5,964)	(27.7)%
Cheeseburger in Paradise segment	845	959	(114)	(11.9)%
Total Restaurant Sales	$83,558	$91,099	$(7,541)	(8.3)%

Note: Luby's Cafeterias store count reduced from 78 at Q1 2019 start to 72 at Q1 2020 end; Fuddruckers store count reduced from 54 at Q1 2019 start to 34 at Q1 2020 end; Combo location count at six (12 restaurants) at Q1 2019 start and at Q1 2020 end; Cheeseburger in Paradise store count reduced from two at Q1 2019 start to one at Q1 2020 end.

Restaurant Counts:

	August 28, 2019	FY20 Q1 Openings	FY20 Q1 Closings	December 18, 2019
Luby’s Cafeterias(1)	79	—	(1)	78
Fuddruckers Restaurants(1)	44	—	(4)	40
Cheeseburger in Paradise	1	—	—	1
Total	124	—	(5)	119

(1)	Includes 6 restaurants that are part of Combo locations

Conference Call

Luby’s will host a conference call on February 3, 2020 at 10:00 a.m. Central Time to discuss further its first quarter fiscal 2020 results. To access the call live, dial (412) 902-0030 and use the access code 13697984#
at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through February 10, 2020 and may be accessed by calling (201) 612-7415 and using the access code 13697984#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 119 restaurants nationally as of December 18, 2019: 78 Luby’s Cafeterias, 40 Fuddruckers, one Cheeseburger in Paradise restaurants. Luby's is the franchisor for 97 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Colombia, and Panama. Luby's Culinary Contract Services provides food service management to 33 sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended
	December 18, 2019	December 19, 2018
	(16 weeks)	(16 weeks)
SALES:
Restaurant sales	$83,558	$91,099
Culinary contract services	9,774	9,496
Franchise revenue	1,707	2,224
Vending revenue	110	99
TOTAL SALES	95,149	102,918
COSTS AND EXPENSES:
Cost of food	23,942	25,083
Payroll and related costs	32,134	34,513
Other operating expenses	14,794	16,502
Occupancy costs	4,990	5,875
Opening costs	12	33
Cost of culinary contract services	8,948	8,815
Cost of franchise operations	565	273
Depreciation and amortization	3,762	4,903
Selling, general and administrative expenses	10,158	10,010
Other charges	1,238	1,214
Provision for asset impairments and restaurant closings	1,110	1,227
Net loss on disposition of property and equipment	30	149
Total costs and expenses	101,683	108,597
LOSS FROM OPERATIONS	(6,534)	(5,679)
Interest income	23	—
Interest expense	(1,962)	(1,713)
Other income, net	240	30
Loss before income taxes and discontinued operations	(8,233)	(7,362)
Provision for income taxes	94	121
Loss from continuing operations	(8,327)	(7,483)
Loss from discontinued operations, net of income taxes	(11)	(6)
NET LOSS	$(8,338)	$(7,489)
Loss per share from continuing operations:
Basic	$(0.28)	$(0.25)
Assuming dilution	$(0.28)	$(0.25)
Loss per share from discontinued operations:
Basic	$(0.00)	$(0.00)
Assuming dilution	$(0.00)	$(0.00)
Net loss per share:
Basic	$(0.28)	$(0.25)
Assuming dilution	$(0.28)	$(0.25)
Weighted average shares outstanding:
Basic	30,054	30,059
Assuming dilution	30,054	30,059

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended
	December 18, 2019	December 19, 2018
	(16 weeks)	(16 weeks)

Restaurant sales	87.8%	88.5%
Culinary contract services	10.3%	9.2%
Franchise revenue	1.8%	2.2%
Vending revenue	0.1%	0.1%
TOTAL SALES	100.0%	100.0%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)
Cost of food	28.7%	27.5%
Payroll and related costs	38.5%	37.9%
Other operating expenses	17.7%	18.1%
Occupancy costs	6.0%	6.4%
Vending revenue	(0.1)%	(0.1)%
Store level profit	9.3%	10.1%

(As a percentage of total sales)
General and administrative expenses	9.0%	8.8%
Marketing and advertising expenses	1.7%	0.9%
Selling, general and administrative expenses	10.7%	9.7%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 18, 2019	August 28, 2019
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$3,734	$3,640
Restricted cash and cash equivalents	9,646	9,116
Trade accounts and other receivables, net	10,471	8,852
Food and supply inventories	2,556	3,432
Prepaid expenses	1,350	2,355
Total current assets	27,757	27,395
Property held for sale	16,488	16,488
Assets related to discontinued operations	1,813	1,813
Property and equipment, net	119,202	121,743
Intangible assets, net	16,349	16,781
Goodwill	514	514
Operating lease right-of-use assets	24,781	—
Other assets	1,002	1,266
Total assets	$207,906	$186,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,553	$8,465
Liabilities related to discontinued operations	25	14
Current portion of credit facility debt	3,399	—
Operating lease liabilities-current	5,921	—
Accrued expenses and other liabilities	26,251	24,475
Total current liabilities	43,149	32,954
Credit facility debt	45,629	45,439
Operating lease liabilities-noncurrent	24,235	—
Other liabilities	844	6,577
Total liabilities	$113,857	$84,970
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 30,646,588 and 30,478,972, respectively; shares outstanding were 30,146,588 and 29,978,972, at December 18, 2019 and August 28, 2019 respectively	9,807	9,753
Paid-in capital	35,146	34,870
Retained earnings	53,871	61,182
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	94,049	101,030
Total liabilities and shareholders’ equity	$207,906	$186,000

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Quarter Ended
	December 18, 2019		December 19, 2018
	(16 weeks)		(16 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,338)		$(7,489)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for asset impairments and net losses on property sales	1,140		1,376
Depreciation and amortization	3,762	8.126	4,903
Amortization of debt issuance cost	339		449
Share-based compensation expense	366		439
Cash used in operating activities before changes in operating assets and liabilities	(2,731)		(322)
Changes in operating assets and liabilities:
Decrease (increase) in trade accounts and other receivables	(1,549)		733
Decrease (increase) in food and supply inventories	369		(123)
Decrease in prepaid expenses and other assets	804		1,881
Decrease in operating lease assets	1,922		—
Decrease in operating lease liabilities	(2,313)		—
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,367		(912)
Net cash provided by (used in) operating activities	(2,131)		1,257
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	149		171
Purchases of property and equipment	(694)		(1,119)
Net cash used in investing activities	(545)		(948)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	3,300		18,506
Revolver repayments	—		(38,500)
Proceeds from term loan	—		58,400
Term loan repayments	—		(19,506)
Debt issuance costs	—		(3,155)
Taxes paid on equity withheld	—		(8)
Net cash provided by financing activities	3,300		15,737
Net increase in cash and cash equivalents and restricted cash	624		16,046
Cash and cash equivalents and restricted cash at beginning of period	12,756		3,722
Cash and cash equivalents and restricted cash at end of period	$13,380		$19,768
Cash paid for:
Income taxes, net of (refunds)	$(17)		$29
Interest	1,302		1,637

Store Level Profit

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs, is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segments.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

($ thousands)	Quarter Ended
	December 18, 2019	December 19, 2018
	(16 weeks)	(16 weeks)

Store level profit	$7,808	$9,225

Plus:
Sales from culinary contract services	9,774	9,496
Sales from franchise operations	1,707	2,224

Less:
Opening costs	12	33
Cost of culinary contract services	8,948	8,815
Cost of franchise operations	565	273
Depreciation and amortization	3,762	4,903
Selling, general and administrative expenses	10,158	10,010
Other charges	1,238	1,214
Provision for asset impairments and restaurant closings	1,110	1,227
Net loss on disposition of property and equipment	30	149
Interest income	(23)	—
Interest expense	1,962	1,713
Other income, net	(240)	(30)
Provision for income taxes	94	121
Loss from continuing operations	$(8,327)	$(7,483)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes, and depreciation and amortization, and excluding net loss (gain) on disposing of property and equipment, provision for asset impairments and restaurant closings, other charges, non-cash compensation expense, franchise taxes, and decrease / (increase) in fair value of derivatives.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended
	December 18, 2019	December 19, 2018
	(16 weeks)	(16 weeks)
Loss from continuing operations	$(8,327)	$(7,483)
Depreciation and amortization	3,762	4,903
Provision for income taxes	94	121
Interest expense	1,962	1,713
Interest income	(23)	—
Other charges	1,238	1,214
Net loss on disposition of property and equipment	30	149
Provision for asset impairments and restaurant closings	1,110	1,227
Non-cash compensation expense	366	425
Franchise taxes	55	67
Increase in fair value of derivative	—	88
Adjusted EBITDA	$267	$2,424